Exhibit 99.1

Rapid Micro Biosystems Reports Record Fourth Quarter and Full Year 2025 Financial Results and Provides 2026 Guidance

•Reports record fourth quarter 2025 total revenue of $11.3 million, representing 37% growth compared to fourth quarter 2024

•Reports full year 2025 total revenue of $33.6 million, representing 20% growth compared to 2024

•Amgen expands global Growth Direct system rollout with significant multi-system order in the fourth quarter 2025; will sponsor North American Growth Direct Day in the second quarter 2026

•Samsung Biologics continues to expand Growth Direct deployment across its manufacturing network with a meaningful multi-system order in the first quarter 2026

•For the full year 2026, the Company expects total revenue in the range of $37.0 million to $41.0 million including a range of 30 to 38 Growth Direct system placements and gross margin percentage of approximately 20%

Lexington, Mass., March 12, 2026 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

“We closed 2025 with significant momentum, delivering 20% year-over-year revenue growth,” said Robert Spignesi, President and CEO. “Our performance was highlighted by key commercial wins, including a record multi-system order from Amgen in the fourth quarter. This trajectory has continued into 2026, underscored by a meaningful multi-system order from Samsung Biologics in the first quarter. These milestones demonstrate the accelerating global adoption of the Growth Direct platform as our customers standardize on our technology across their manufacturing networks. Looking ahead, we expect our proven track record of consistent execution to further advance our strategic priorities of accelerating Growth Direct system placements, expanding gross margin, delivering new product innovation and prudently managing our cash.”
Fourth Quarter Financial Results

Total revenue for the fourth quarter of 2025 was $11.3 million, compared to $8.2 million in the fourth quarter of 2024, representing an increase of 37%. The Company placed 16 Growth Direct systems and completed the validation of 3 customer systems in the fourth quarter. Product revenue increased by 78% to $9.3 million in the fourth quarter of 2025, compared to $5.2 million in Q4 2024. Service revenue decreased by 34% to $2.0 million in the fourth quarter of 2025, compared to $3.0 million in Q4 2024, due to the volume of validation activities in each period. Recurring revenue increased by 10% to $4.6 million in the fourth quarter of 2025, compared to $4.2 million in Q4 2024.

Total cost of revenue was $11.6 million in the fourth quarter of 2025, compared to $7.2 million in the fourth quarter of 2024. Gross margin percentage in the fourth quarter of 2025 was negative 3% compared to positive 12% in the fourth quarter of 2024. Non-GAAP adjusted total gross margin percentage was 7% in the fourth quarter of 2025 excluding the write-off of unusable inventory and related warranty expense.

Total operating expenses increased by 6% to $11.9 million in the fourth quarter of 2025, compared to $11.2 million in the fourth quarter of 2024. Research and development expenses decreased by 5%, sales and marketing expenses increased by 11%, and General and administrative expenses increased by 11%, in each case compared to the fourth quarter of 2024.

Net loss for the fourth quarter of 2025 was $12.5 million, compared to $9.7 million in the fourth quarter of 2024. Net loss per share attributable to common shareholders for the fourth quarter of 2025 was $0.28, compared to $0.22 in the fourth quarter of 2024.

Cash, cash equivalents, short-term investments, and restricted cash were approximately $39.0 million and the Company has $25.0 million of unused capacity remaining under its debt facility with Trinity Capital as of December 31, 2025.

Full Year 2025 Financial Results

Total revenue for the full year was $33.6 million in 2025, compared to $28.1 million in 2024, representing an increase of 20%. The Company placed 28 Growth Direct systems and completed the validation of 18 customer systems in 2025, and now has 190 cumulative systems placed and 155 cumulative systems validated globally. Product revenue increased by 25% to $23.4 million in 2025, compared to $18.7 million in 2024. Service revenue increased by 9% to $10.2 million in 2025, compared to $9.3 million in 2024. Recurring revenue increased by 15% to $17.8 million in 2025, compared to $15.5 million in 2024.

Total cost of revenue was $32.5 million in 2025, compared to $28.2 million in 2024. Gross margin percentage in the full year 2025 was 3% compared to 0% for the full year 2024. Non-GAAP adjusted total gross margin percentage was 6% in the full year 2025 excluding the write-off of unusable inventory and related warranty expense.

Total operating expenses decreased by 3% or $1.4 million to $48.4 million in 2025, compared to $49.8 million in 2024. Research and development expenses decreased by 7%, sales and marketing expenses decreased by 9%, and General and administrative expenses increased by 4%, in each case compared to 2024.

Net loss was $47.1 million in 2025, compared to $46.9 million in 2024, and net loss per share attributable to common shareholders was $1.05 in 2025, compared to $1.08 in 2024.

Full Year 2026 Outlook

For the full year 2026, the Company expects total revenue in the range of $37.0 million to $41.0 million including a range of 30 to 38 Growth Direct system placements and gross margins of approximately 20%.
Webcast Details

The Company will host a conference call before the market opens today, March 12, 2026, at 8:30 a.m. EST to discuss its fourth quarter and full year 2025 financial results. The live call is accessible on the Company’s website at https://investors.rapidmicrobio.com and will be archived and available for replay for one year.
About Rapid Micro Biosystems

Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered in Lexington, Massachusetts and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly known as Twitter) at @rapidmicrobio or on LinkedIn.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), the Company is including in this press release "non-GAAP adjusted product gross margin," "non-GAAP adjusted product gross margin percentage," “non-GAAP adjusted total gross margin,” and “non-GAAP adjusted total gross margin percentage,” all of which are non-GAAP financial measures. The Company defines non-GAAP adjusted product gross margin as product gross margin adjusted for certain charges to write-off unusable inventory and related warranty expense. Non-GAAP adjusted product gross margin percentage is defined as non-GAAP adjusted product gross margin divided by product revenue. The Company defines non-GAAP adjusted total gross margin as total gross margin adjusted for certain charges to write-off unusable inventory and related warranty expense. Non-GAAP adjusted total gross margin percentage is defined as non-GAAP adjusted total gross margin divided by total revenue.
The Company includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP adjusted product gross margin, non-GAAP adjusted product gross margin percentage, non-GAAP adjusted total gross margin, and non-GAAP adjusted total gross margin percentage can provide useful measures for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP adjusted product gross margin, non-GAAP adjusted product gross percentage, non-GAAP adjusted total gross margin, and non-GAAP adjusted total gross margin percentage differently than the Company does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.
Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s guidance for 2026, including with respect to total revenue, Growth Direct system placements and gross margins; expected placements of Growth Direct systems, anticipated timing of such placements and the impact on the Company’s revenue; expectations and goals with respect to continued improvement in gross margins and cash management.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the Company’s significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operations; the effectiveness of the Company’s sales and marketing efforts; the Company’s ability to sell and place its products with customers; the Company’s ability to develop new products and adapt to technological change; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; competition within the Company’s industry; the Company’s ability to maintain its manufacturing operations; the Company’s efforts to improve gross margins for its products; the Company’s ability to maintain and grow its relationships with its collaborators, including MilliporeSigma; the Company’s ability to manage its collaboration with MilliporeSigma and to realize the intended benefits of the distribution and collaboration agreement; the impact of the terms of the distribution and collaboration agreement on the Company’s business and results of operations; the Company’s ability to negotiate and enter into future collaboration opportunities with MillliporeSigma, and to realize the intended benefits therefrom; risks related to third-parties; the Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; the impact of macroeconomic volatility on the Company’s business and operations; and the other important factors outlined under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 7, 2025, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.
Investor Contact:
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media Contact:
media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Product revenue	$9,309	$5,223	$23,426	$18,728
Service revenue	1,973	2,995	10,161	9,323
Total revenue	11,282	8,218	33,587	28,051
Costs and operating expenses:
Cost of product revenue	10,073	5,637	25,979	21,041
Cost of service revenue	1,538	1,599	6,561	7,119
Research and development	3,221	3,401	13,603	14,597
Sales and marketing	3,322	2,982	12,082	13,266
General and administrative	5,340	4,827	22,754	21,947
Total costs and operating expenses	23,494	18,446	80,979	77,970
Loss from operations	(12,212)	(10,228)	(47,392)	(49,919)
Other income (expense):
Interest income	457	588	1,509	3,204
Interest expense	(809)	(13)	(1,090)	(40)
Other expense, net	80	(21)	(110)	(112)
Total other income, net	(272)	554	309	3,052
Loss before income taxes	(12,484)	(9,674)	(47,083)	(46,867)
Income tax expense	14	(9)	40	22
Net loss	$(12,498)	$(9,665)	$(47,123)	$(46,889)
Net loss per share — basic and diluted	$(0.28)	$(0.22)	$(1.05)	$(1.08)
Weighted average common shares outstanding — basic and diluted	44,619,124	43,768,689	44,679,341	43,575,705

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$20,030	$16,911
Short-term investments	18,266	33,821
Accounts receivable	3,134	7,519
Inventory, net	17,593	20,200
Prepaid expenses and other current assets	2,145	2,466
Total current assets	61,168	80,917
Property and equipment, net	8,972	11,193
Right-of-use assets	4,109	5,163
Long-term investments	—	—
Other long-term assets	319	531
Restricted cash	284	365
Total assets	$74,852	$98,169
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,139	$2,535
Accrued expenses and other current liabilities	8,316	7,217
Deferred revenue	4,734	6,599
Lease liabilities, short-term	1,298	1,214
Total current liabilities	18,487	17,565
Notes payable, net	18,902	—
Warrant liability	186	—
Lease liabilities, long-term	3,674	4,954
Other long-term liabilities	397	298
Total liabilities	41,646	22,817
Total stockholders’ equity	33,206	75,352
Total liabilities and stockholders’ equity	$74,852	$98,169

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Cash, Cash Equivalents, Investments and Restricted Cash
(in thousands)

	Year Ended December 31,
	2025	2024
Cash and cash equivalents	$20,030	$16,911
Short-term investments	18,266	33,821
Restricted cash	284	365
Cash, cash equivalents, investments and restricted cash	$38,580	$51,097

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Product Gross Margin to Non-GAAP Adjusted Product Gross Margin Reconciliation and Calculation of Product Gross Margin Percentage and Non-GAAP Adjusted Product Gross Margin Percentage
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Product revenue	$9,309	$5,223	$23,426	$18,728
Cost of product revenue	10,073	5,637	25,979	21,041
Product gross margin	(764)	(414)	(2,553)	(2,313)
Write-off of unusable inventory and related warranty expense	1,122	—	1,122	—
Non-GAAP adjusted product gross margin	$358	$(414)	$(1,431)	$(2,313)

Product gross margin percentage	(8)%	(8)%	(11)%	(12)%
Non-GAAP adjusted product gross margin percentage	4%	(8)%	(6)%	(12)%

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Total Gross Margin to Non-GAAP Adjusted Total Gross Margin
Reconciliation and Calculation of Total Gross Margin Percentage
and Non-GAAP Adjusted Total Gross Margin Percentage
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total revenue	$11,282	$8,218	$33,587	$28,051
Cost of product revenue	10,073	5,637	25,979	21,041
Cost of service revenue	1,538	1,599	6,561	7,119
Total gross margin	(329)	982	1,047	(109)
Write-off of unusable inventory and related warranty expense	1,122	—	1,122	—
Non-GAAP adjusted total gross margin	$793	$982	$2,169	$(109)

Total gross margin percentage	(3)%	12%	3%	—%
Non-GAAP adjusted total gross margin percentage	7%	12%	6%	—%